UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): _____August 15, 2014______

BRIDGELINE DIGITAL, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

01-33567	52-2263942
(Commission File Number)	(IRS Employer Identification No.)

80 Blanchard Road, Burlington, MA	01803
(Address of Principal Executive Offices)	(Zip Code)

(781) 376-5555

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐  Pre -commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐  Pre -commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

On August 15, 2014, Bridgeline Digital, Inc. (the “Company”) held its Annual Meeting of Shareholders. The following is a summary of the matters voted on at the meeting:

(1)	The results of the voting for the election of one director to serve a two-year term:

Nominees	For	Withheld	Broker Non-Votes

Michael Taglich	12,486,611	368,910	4,334,011

(2)

The results of the voting to amend the Amended and Restated Certificate of Incorporation to increase the number of authorized shares of Common Stock from 30,000,000 to 50,000,000 shares were as follows:

For	Against	Abstain	Broker Non-Votes
12,550,520	4,459,451	97,358	82,203

(3)

The results of the voting to amend the Bridgeline Digital, Inc. Amended and Restated Stock Incentive Plan to increase the number of shares of Common Stock available for issuance upon exercise of options granted under the Plan from 3,900,000 to 4,500,000 shares were as follows:

For	Against	Abstain	Broker Non-Votes
9,821,545	2,945,659	88,317	24,334,011

(4)	The results of the voting to ratify the selection of Marcum, LLP as the Company’s independent auditors for the fiscal year ending September 30, 2014 were as follows:

For	Against	Abstain	Broker Non-Votes
16,288,794	164,475	736,263	̶

(5)	The results of the voting on a non-binding advisory resolution to approve the compensation of the Company’s named executive officers were as follows:

For	Against	Abstain	Broker Non-Votes
10,682,872	1,618,676	553,973	4,334011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Company Name

Date: August 15, 2014	By:	/s/ Michael D. Prinn
Name Michael D. Prinn
Title Executive Vice President and Chief Financial Officer